Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2012 RESULTS

•	Revenue of $410.7 million, up 5.3%

•	GAAP EPS and adjusted EPS* of $0.34 and $0.36, respectively

•	YTD net cash provided by operating activities of $204.9 million

•	YTD adjusted free cash flow* of $148.3 million, or 18.8% of revenue

•	Completes $30 million revenue new market acquisition in Minnesota on July 1st

•	Resumes share repurchase program

THE WOODLANDS, TX, July 23, 2012 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter of 2012. Revenue totaled $410.7 million, a 5.3% increase over revenue of $390.2 million in the year ago period. Operating income was $81.7 million compared to $84.8 million in the second quarter of 2011. Operating income in the current year period included approximately $3.4 million ($2.1 million net of taxes) associated with costs incurred in connection with the relocation of our corporate headquarters from California to Texas, and acquisition-related transaction costs. Net income attributable to Waste Connections in the quarter was $42.4 million, or $0.34 per share on a diluted basis of 124.0 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $44.4 million, or $0.39 per share on a diluted basis of 114.3 million shares.

Adjusted net income attributable to Waste Connections in the quarter was $44.4 million*, or $0.36 per share*, adjusting primarily for the items noted above. Adjusted net income attributable to Waste Connections in the prior year period was $44.8 million*, or $0.39 per share*, adjusting primarily for acquisition-related transaction costs.

“The first half of 2012 played out about as expected with revenue, adjusted operating income before depreciation and amortization*, and adjusted free cash flow* at or above our expectations. However, the tepid economy and potential near-term decreases in recycled commodity values could provide additional headwinds in the second half of the year,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “We are pleased to announce the acquisition of SKB Environmental, Inc., a leading provider of solid and industrial waste transfer and disposal services primarily in Minnesota’s Twin Cities region, with annual revenue of approximately $30 million. We believe SKB provides an attractive platform for additional acquisitions in this new market.”

Mr. Mittelstaedt added, “Although the amount of potential acquisition revenue under active dialogue remains high, our disciplined approach to market selection and valuation remains unchanged. While we expect the pace of acquisition activity could remain strong over the next 18-24 months, the strength of our free cash flow* and balance sheet enables us to fund our growth strategy and increase the return of capital to stockholders. As such, we have resumed our share repurchase program targeting to buyback between four and five percent of outstanding shares annually.”

For the six months ended June 30, 2012, revenue was $787.2 million, a 9.1% increase over revenue of $721.7 million in the year ago period. Operating income was $146.8 million compared to $153.4 million for the same period in 2011. Operating income in the current year period included approximately $10.5 million ($7.6 million net of taxes) associated with costs incurred in connection with the relocation of our corporate headquarters from California to Texas, acquisition-related transaction costs, and one-time equity compensation expense related to awards made at the time of the modification of our named executive officers’ employment contracts.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Net income attributable to Waste Connections for the six months ended June 30, 2012, was $73.7 million, or $0.61 per share on a diluted basis of 120.0 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $81.0 million, or $0.71 per share on a diluted basis of 114.4 million shares. Adjusted net income attributable to Waste Connections for the six months ended June 30, 2012, was $81.6 million*, or $0.68 per share*, compared to $81.7 million*, or $0.71 per share*, in the year ago period.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. The Company serves more than two million residential, commercial and industrial customers from a network of operations in 30 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 24th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: expected revenues, adjusted operating income before depreciation and amortization, and adjusted free cash flow; expected pricing growth, waste volumes and recycled commodity prices; expected levels of acquisition activity in the industry and the drivers of such activity; the Company’s anticipated acquisition activity and ability to finance such activity; the Company’s focus on exclusive and secondary markets; the Company’s deployment of capital; the amount and timing of purchases under the Company’s stock repurchase program; and the impact of the relocation of the Company’s corporate headquarters from Folsom, California to The Woodlands, Texas. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (4) we may be unable to compete effectively with larger and better capitalized companies, companies with lower return expectations, and governmental service providers; (5) we may lose contracts through competitive bidding, early termination or governmental action; (6) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (7) economic downturns adversely affect operating results; (8) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (9) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (10) increases in the price of fuel may adversely affect our business and reduce our operating margins; (11) increases in labor and disposal and related transportation costs could impact our financial results; (12) efforts by labor unions could divert management attention and adversely affect operating results; (13) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (14) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; and (27) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:
Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2012

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Revenues	$390,184	$410,731	$721,652	$787,161
Operating expenses:
Cost of operations	221,872	238,427	408,938	455,107
Selling, general and administrative	41,169	44,747	80,007	95,922
Depreciation	36,939	39,846	69,975	77,018
Amortization of intangibles	5,673	6,217	9,650	11,849
Loss (gain) on disposal of assets	(267)	(243)	(292)	472

Operating income	84,798	81,737	153,374	146,793
Interest expense	(11,087)	(11,829)	(19,920)	(24,114)
Interest income	143	165	276	297
Other income (expense), net	(245)	(145)	149	541

Income before income tax provision	73,609	69,928	133,879	123,517
Income tax provision	(29,004)	(27,413)	(52,481)	(49,564)

Net income	44,605	42,515	81,398	73,953
Less: net income attributable to noncontrolling interests	(192)	(100)	(446)	(234)

Net income attributable to Waste Connections	$44,413	$42,415	$80,952	$73,719

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.39	$0.34	$0.71	$0.62

Diluted	$0.39	$0.34	$0.71	$0.61

Shares used in the per share calculations:
Basic	113,509,668	123,466,890	113,514,439	119,327,512

Diluted	114,308,710	124,027,617	114,354,979	119,952,039

Cash dividends per common share	$0.075	$0.09	$0.15	$0.18

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	December 31, 2011	June 30, 2012
ASSETS
Current assets:
Cash and equivalents	$12,643	$136,145
Accounts receivable, net of allowance for doubtful accounts of $6,617 and $6,557 at December 31, 2011 and June 30, 2012, respectively	176,277	185,460
Deferred income taxes	20,630	17,975
Prepaid expenses and other current assets	39,708	31,151

Total current assets	249,258	370,731
Property and equipment, net	1,450,469	1,460,756
Goodwill	1,116,888	1,182,101
Intangible assets, net	449,581	499,787
Restricted assets	30,544	31,332
Other assets, net	31,265	35,049

	$3,328,005	$3,579,756

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$95,097	$87,476
Book overdraft	12,169	12,306
Accrued liabilities	106,243	114,218
Deferred revenue	64,694	70,222
Current portion of long-term debt and notes payable	5,899	4,581

Total current liabilities	284,102	288,803
Long-term debt and notes payable	1,172,758	977,524
Other long-term liabilities	74,324	84,449
Deferred income taxes	397,134	405,646

Total liabilities	1,928,318	1,756,422
Commitments and contingencies
Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 250,000,000 shares authorized; 110,907,782 and 123,204,543 shares issued and outstanding at December 31, 2011 and June 30, 2012, respectively	1,109	1,232
Additional paid-in capital	408,721	781,894
Retained earnings	988,560	1,041,157
Accumulated other comprehensive loss	(3,480)	(5,866)

Total Waste Connections’ equity	1,394,910	1,818,417
Noncontrolling interest in subsidiaries	4,777	4,917

Total equity	1,399,687	1,823,334

	$3,328,005	$3,579,756

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2011 AND 2012

(Unaudited)

(Dollars in thousands)

	Six months ended June 30,
	2011	2012
Cash flows from operating activities:
Net income	$81,398	$73,953
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(292)	472
Depreciation	69,975	77,018
Amortization of intangibles	9,650	11,849
Deferred income taxes, net of acquisitions	23,106	12,629
Amortization of debt issuance costs	540	831
Equity-based compensation	5,962	10,821
Interest income on restricted assets	(245)	(212)
Closure and post-closure accretion	967	1,225
Excess tax benefit associated with equity-based compensation	(2,829)	(3,283)
Net change in operating assets and liabilities, net of acquisitions	1,744	19,637

Net cash provided by operating activities	189,976	204,940

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(215,962)	(150,222)
Capital expenditures for property and equipment	(46,562)	(67,445)
Proceeds from disposal of assets	1,862	1,497
Decrease (increase) in restricted assets, net of interest income	2,501	(577)
Other	(2,764)	(5,666)

Net cash used in investing activities	(260,925)	(222,413)

Cash flows from financing activities:
Proceeds from long-term debt	427,500	334,000
Principal payments on notes payable and long-term debt	(286,202)	(530,551)
Payment of contingent consideration	(100)	(3,849)
Change in book overdraft	(1,918)	136
Proceeds from option and warrant exercises	2,776	851
Excess tax benefit associated with equity-based compensation	2,829	3,283
Payments for repurchase of common stock	(42,381)	(5,233)
Payments for cash dividends	(17,041)	(21,122)
Tax withholdings related to net share settlements of restricted stock units	(5,271)	(6,010)
Distributions to noncontrolling interests	(675)	(94)
Proceeds from common stock offering, net	—	369,584
Debt issuance costs	(1,490)	(20)

Net cash provided by financing activities	78,027	140,975

Net increase in cash and equivalents	7,078	123,502
Cash and equivalents at beginning of period	9,873	12,643

Cash and equivalents at end of period	$16,951	$136,145

ADDITIONAL STATISTICS

THREE AND SIX MONTHS ENDED JUNE 30, 2012

(Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three months ended June 30, 2012
Core Price	3.0%
Surcharges	0.0%
Volume	(2.2%)
Intermodal, Recycling and Other	(1.0%)

Total	(0.2%)

Revenue Breakdown:

	Three months ended June 30, 2012		Six months ended June 30, 2012
Collection	$299,666	63.6%	$576,754	63.9%
Disposal and Transfer	135,922	28.9%	257,917	28.6%
Intermodal, Recycling and Other	35,152	7.5%	67,725	7.5%

Total before inter-company elimination	470,740	100.0%	902,396	100.0%
Inter-company elimination	(60,009)		(115,235)

Reported Revenue	$410,731		$787,161

Days Sales Outstanding for the three months ended June 30, 2012: 41 (26 net of deferred revenue)

Internalization for the three months ended June 30, 2012: 56%

Other Cash Flow Items:

	Three months ended June 30, 2012	Six months ended June 30, 2012
Cash Interest Paid	$18,150	$22,612
Cash Taxes Paid	$13,366	$13,701

Debt to Book Capitalization as of June 30, 2012: 35%

Share Information for the three months ended June 30, 2012:

Basic shares outstanding	123,466,890
Dilutive effect of options and warrants	315,329
Dilutive effect of restricted stock	245,398

Diluted shares outstanding	124,027,617

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted Operating Income before Depreciation and Amortization:

Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three months ended June 30, 2011	Three months ended June 30, 2012
Operating income	$84,798	$81,737
Plus: Depreciation and amortization	42,612	46,063
Plus: Closure and post-closure accretion	484	612
Plus/less: Loss (gain) on disposal of assets	(267)	(243)
Adjustments:
Plus: Acquisition-related transaction costs (a)	423	382
Plus: Corporate relocation expenses (b)	—	2,990

Adjusted operating income before depreciation and amortization	$128,050	$131,541

As % of revenues	32.8%	32.0%

	Six months ended June 30, 2011	Six months ended June 30, 2012
Operating income	$153,374	$146,793
Plus: Depreciation and amortization	79,625	88,867
Plus: Closure and post-closure accretion	967	1,225
Plus/less: Loss (gain) on disposal of assets	(292)	472
Adjustments:
Plus: Acquisition-related transaction costs (a)	1,094	2,159
Plus: Corporate relocation expenses (b)	—	4,717
Plus: NEO one-time equity grants (c)	—	3,585

Adjusted operating income before depreciation and amortization	$234,768	$247,818

As % of revenues	32.5%	31.5%

(a)	Reflects the addback of acquisition-related costs.
(b)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(c)	Reflects the addback of one-time equity compensation expense incurred at the time the Company’s NEOs’ employment contracts were modified.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Reported net income attributable to Waste Connections	$44,413	$42,415	$80,952	$73,719
Adjustments:
Acquisition-related transaction costs, net of taxes (a)	507	237	923	1,338
Loss (gain) on disposal of assets, net of taxes (b)	(166)	(151)	(181)	292
Corporate relocation expenses, net of taxes (c)	—	1,854	—	2,924
NEO one-time equity grants, net of taxes (d)	—	—	—	3,315

Adjusted net income attributable to Waste Connections	$44,754	$44,355	$81,694	$81,588

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.39	$0.34	$0.71	$0.61

Adjusted net income	$0.39	$0.36	$0.71	$0.68

(a)	Reflects the elimination of acquisition-related costs.
(b)	Reflects the elimination of a loss (gain) on disposal of assets.
(c)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(d)	Reflects the addback of one-time equity compensation expense incurred at the time our NEOs’ employment contracts were modified.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30, 2011	Three months ended June 30, 2012
Net cash provided by operating activities	$101,597	$104,359
Plus/less: Change in book overdraft	(1,903)	(184)
Plus: Proceeds from disposal of assets	1,074	744
Plus: Excess tax benefit associated with equity-based compensation	991	278
Less: Capital expenditures for property and equipment	(27,034)	(39,492)
Less: Distributions to noncontrolling interests	—	—
Adjustment:
Corporate office relocation, net of taxes (a)	—	4,240

Adjusted free cash flow	$74,725	$69,945

As % of revenues	19.2%	17.0%

	Six months ended June 30, 2011	Six months ended June 30, 2012
Net cash provided by operating activities	$189,976	$204,940
Plus: Change in book overdraft	(1,918)	136
Plus: Proceeds from disposal of assets	1,862	1,497
Plus: Excess tax benefit associated with equity-based compensation	2,829	3,283
Less: Capital expenditures for property and equipment	(46,562)	(67,445)
Less: Distributions to noncontrolling interests	(675)	(94)
Adjustment:
Corporate office relocation, net of taxes (a)	—	6,024

Adjusted free cash flow	$145,512	$148,341

As % of revenues	20.2%	18.8%

(a)	Reflects the addback of outlays associated with the relocation of the Company’s corporate headquarters from California to Texas.